SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

MEDCLEAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-03125 (Commission File Number)	21-0661726 (I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080.

Item 1.02 Termination of a Material Definitive Agreement.

By agreement dated June 30, 2009 the Company and Aramark Management Services Limited Partnership (“Aramark”) mutually agreed to terminate the Master Service Agreement (the “Agreement”) dated September 1, 2004 between Aramark and the Company’s former wholly-owned subsidiary, Aduromed Corporation. The effective date of the termination was June 22, 2009. The terms of the termination provide that the Company will continue to provide maintenance services and consumable products to existing Aramark customers with installed MedClean systems through existing contract terms, which range from July 31, 2011 through June 14, 2014. The terms of the termination further provide that the Company will pay Aramark a ten percent commission with respect to Aramark customers who are currently considering purchase of a of MedClean system (“Pipeline Customers”) if such purchase closes prior to September 30, 2009 (March 31, 2010 in one case). Under the terms of the Agreement, the Company was required to negotiate and process any sales of MedClean systems to Aramark customers directly with Aramark. With the termination of the Agreement, the Company is free to negotiate and process any sales of MedClean systems to Aramark customers, including Pipeline Customers, directly with such customers.

Item 8.01 Other Events.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of MedClean Technologies, Inc., dated July 8, 2009 announcing the results of its private exchange offer for certain of its outstanding common stock purchase warrants.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit 99.1 - MedClean Technologies, Inc. press release announcing results of the private exchange offer, commenced May 19, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCLEAN TECHNOLOGIES, INC.

By:	/s/ Scott Grisanti
Scott Grisanti
President and Chief Executive Officer

Dated: July 8, 2009